Exhibit 23
Consent of Independent Registered Public Accounting Firm
Fidelity National Information Services, Inc. Group Plans Committee:
We consent to the incorporation by reference in the Registration Statement (No. 333-132844) on Form S-8 of Fidelity National Information Services, Inc. of our report dated June 28, 2010 with respect to the statements of net assets available for benefits of Fidelity National Information Services, Inc. 401(k) Profit Sharing Plan as of December 31, 2009 and 2008, the related statements of changes in net assets available for benefits for the years then ended, and the related supplemental schedules, Schedule H, line 4a – Schedule of Delinquent Participant Contributions for the year ended December 31, 2009, and Schedule H, line 4i – Schedule of Assets (Held at End of Year) as of December 31, 2009, which report appears in the December 31, 2009 annual report on Form 11-K of Fidelity National Information Services, Inc. 401(k) Profit Sharing Plan.
/s/ KPMG LLP
June 28, 2010
Jacksonville, Florida
Certified Public Accountants

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